HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS THIRD-QUARTER FINANCIAL RESULTS

•	Quarter Results Include Net Sales Growth of 11%, Record Cash Flow from Operations of $337 Million, and Double-Digit EPS Growth in Line with Hanes Guidance

•	Sales Initiatives and Inventory-Reduction Efforts Delivering Intended Results

•	Full-Year 2016 Guidance Continues to Expect Record Cash Flow, High-Single-Digit Net Sales Growth, and Double-Digit EPS Growth

WINSTON-SALEM, N.C. (Oct. 27, 2016) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today announced third-quarter growth for net sales, operating profit and diluted earnings per share consistent with company expectations. The company also delivered a record for cash flow in a quarter - $337 million.

With one quarter remaining in the fiscal year, Hanes updated its full-year 2016 guidance, which continues to call for record cash flow from operations, net sales growth in the high single digits, and double-digit growth for operating profit and EPS.

For the third quarter ended Oct. 1, 2016, net sales increased 11 percent to $1.76 billion, driven by core organic Innerwear growth and strong acquisition-related International growth. That growth was partially offset by declines in the Activewear and Direct to Consumer segments.

On a GAAP basis, operating profit of $228 million increased 10 percent and earnings per diluted share for continuing operations of $0.45 increased 13 percent. When excluding pretax charges related to acquisitions and integrations, adjusted operating profit of $271 million increased 8 percent, and adjusted EPS for continuing operations of $0.56 increased 12 percent.

(All adjusted consolidated measures and comparisons in this news release reflect continuing operations and exclude approximately $43 million of pretax charges taken in both the third quarter of 2016 and 2015 related to acquisitions and other actions. See Note on Adjusted Measures and Reconciliation to GAAP Measures below for additional details.)

“As forecasted, we delivered strong growth in the third quarter, and we are generating record cash flow,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “Our sales initiatives have re-accelerated organic growth in several core categories, including 2 percent growth in the quarter for the Innerwear segment. Our acquisitions, both past and present, are performing extremely well. Our inventory level is declining, and cash flow from operations is already $300 million ahead of last year. Our business is unfolding as expected this year, and we remain confident in our ability to deliver on our full-year guidance.”

HanesBrands Reports Third-Quarter Financial Results - Page 2

Key Callouts for Third-Quarter 2016 Financial Results

Growth in Net Sales, Operating Profit and Margin for Innerwear Segment. Innerwear sales increased 2 percent, driven by a successful focus-on-the-core initiative that saw high-single-digit growth combined for men’s, women’s and children’s underwear. The initial shipments of the company’s core products featuring FreshIQ odor control technology began late in the quarter. Segment operating profit increased 6 percent, and the operating profit margin increased 90 basis points to 22.0 percent.

Acquisitions Drive International Segment Growth. Acquisitions of Pacific Brands of Australia, Champion Europe and Champion Japan, as well as organic growth in Asia, drove 59 percent growth in International sales. Acquisitions contributed approximately $180 million in sales in the quarter. Operating profit growth of 79 percent was driven by widespread strength in Europe, Latin America and Asia, as well as acquisitions. The segment operating profit margin increased 140 basis points to 12.8 percent.

Challenges in Activewear and Direct to Consumer Segments. Activewear segment sales decreased 2 percent as a result of bankruptcies of certain sporting goods retailers. Champion at mass, Hanes Activewear, and college bookstore sports apparel all increased sales. Total segment operating profit decreased 22 percent, affected by lower volume and the mix of products sold.

The Direct to Consumer segment, which is undergoing a transition to a growth-oriented brand strategy, had an 11 percent decrease in sales and a 52 percent decrease in operating profit. Results were affected by the segment’s exit from its legacy catalog business and noncore offerings to a more focused branded-product store and Internet strategy.

Record Cash Flow Driven by Inventory Management. Hanes generated $337 million in net cash from operations, a record for cash flow in a quarter following last quarter’s record for a second quarter. The company’s inventory decreased $124 million from the end of the second quarter, excluding inventory related to acquisitions of $51 million and $173 million in the second and third quarters, respectively.

2016 Financial Guidance

Hanes has narrowed its 2016 full-year guidance to reflect year-to-date performance and expectations for the fourth quarter.

The company expects 2016 net sales of $6.15 billion to $6.18 billion, GAAP operating profit of $807 million to $822 million, adjusted operating profit excluding actions of $940 million to $955 million, GAAP EPS for continuing operations of $1.45 to $1.49, adjusted EPS excluding actions for continuing operations of $1.89 to $1.92, and record net cash from operations of $750 million to $800 million.

The updated guidance compares with previous guidance for net sales of $6.15 billion to $6.25 billion, GAAP operating profit of $760 million to $795 million, adjusted operating profit of $940 million to $975 million, GAAP EPS for continuing operations of $1.44 to $1.54, adjusted EPS for continuing operations of $1.89 to $1.95, and net cash from operations of $750 million to $850 million.

HanesBrands Reports Third-Quarter Financial Results - Page 3

The midpoint of the updated guidance represents growth over 2015 of 8 percent for net sales; 37 percent for GAAP operating profit; 10 percent for adjusted operating profit; 39 percent for GAAP EPS; 15 percent for adjusted EPS; and 241 percent for net cash from operations.

Based on year-to-date performance, the updated full-year guidance implies fourth-quarter 2016 guidance for net sales of $1.7 billion to $1.73 billion; GAAP operating profit of $235 million to $250 million; adjusted operating profit of $276 million to $291 million; GAAP EPS for continuing operations of $0.46 to $0.50, adjusted EPS for continuing operations of $0.57 to $0.60, and net cash from operations of $542 million to $592 million.

Net sales guidance includes expected sales from acquisitions of approximately $460 million for the full year, of which $250 million is expected in the fourth quarter.

The company’s expectations for the pretax charges, capital expenditures, and income tax rate remain unchanged from previous guidance.

Full-year guidance for adjusted operating profit and adjusted EPS excludes an estimated $180 million of pretax charges for debt refinancing and acquisition, integration and other actions related to Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands. Approximately $40 million of pretax charges are expected in the fourth quarter.

The company expects capital expenditures of approximately $90 million. Hanes expects interest expense and other expenses to be approximately $158 million combined, up from previous guidance of approximately $150 million. The expectation for the 2016 full-year tax rate percentage remains in the high single-digits.

Full-year guidance also reflects the tax-rate effect of the new FASB Accounting Standards Update related to accounting for stock compensation and excludes non-core Pacific Brands businesses that will be divested and reported on a discontinued-operations basis.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Change in Segment Reporting

As a result of a shift in management responsibilities, the company decided in the first quarter of 2016 to move its wholesale e-commerce business, which sells products directly to retailers, from the Direct to Consumer segment to the respective Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement its financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides quarterly results and guidance concerning certain non-GAAP financial measures, including adjusted operating profit and adjusted EPS. Adjusted EPS is defined as diluted EPS excluding actions. Adjusted operating profit is defined as operating profit excluding actions. See Table 5 for a reconciliation of these and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

HanesBrands Reports Third-Quarter Financial Results - Page 4

Hanes expects to incur approximately $180 million in pretax charges for 2016 related to debt refinancing and the acquisitions and integrations of Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands.

In the first, second and third quarters of 2016, Hanes incurred approximately $25 million,
$72 million, and $43 million, respectively, in pretax charges related to financing and actions related to acquisitions and integrations (Hanes Europe Innerwear, Knights Apparel, and the company’s Champion Japan licensee in the first quarter; Hanes Europe Innerwear, Knights Apparel, Champion Japan, and Champion Europe and prefunding for Pacific Brands in the second quarter; and Hanes Europe Innerwear, Pacific Brands, Champion Europe and Knights Apparel in the third quarter). Approximately $40 million in pretax charges related to the acquisitions and integrations primarily of Hanes Europe Innerwear, Pacific Brands and Champion Europe, are expected in the fourth quarter.

In the first, second and third quarters of 2015, the company incurred approximately $43 million, $126 million, and $43 million respectively, in pretax charges related to acquisitions, primarily Hanes Europe Innerwear, and other actions. See Table 5 attached to this press release for more details on pretax charges for actions.

The company believes providing quarterly results and guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Webcast Conference Call

Hanes will host an internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately 7:30 p.m. EDT today through midnight EDT Nov. 3, 2016. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 2914705.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2016 Financial Guidance,” as well as statements about the benefits anticipated from the Hanes Europe Innerwear, Knights Apparel, Champion Japan licensee, and Champion Europe and Pacific Brands acquisitions, and assumptions regarding consumer behavior are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that

HanesBrands Reports Third-Quarter Financial Results - Page 5

could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to achieve expected synergies and successfully complete the integration of Champion Europe, Pacific Brands and other acquisitions, the level of expenses and other charges related to the Champion Europe and Pacific Brands acquisitions and the funding thereof; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to manage our inventory effectively and accurately forecast demand for our products; the highly competitive and evolving nature of the industry in which we compete; the risk of improper conduct by any of our employees, agents or business partners that threatens our reputation and ability to do business; our complex multinational tax structure; significant fluctuations in foreign exchange rates; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; risks associated with our indebtedness; other risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia/Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Bonds, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 70,000 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Nine Months Ended
	October 1, 2016	October 3, 2015	% Change	October 1, 2016	October 3, 2015	% Change
Net sales	$1,761,019	$1,591,038	10.7%	$4,452,890	$4,321,992	3.0%
Cost of sales	1,111,653	1,010,288		2,788,977	2,726,786
Gross profit	649,366	580,750	11.8%	1,663,913	1,595,206	4.3%
As a % of net sales	36.9%	36.5%		37.4%	36.9%
Selling, general and administrative expenses	421,014	372,422		1,091,946	1,158,014
As a % of net sales	23.9%	23.4%		24.5%	26.8%
Operating profit	228,352	208,328	9.6%	571,967	437,192	30.8%
As a % of net sales	13.0%	13.1%		12.8%	10.1%
Other expenses	1,559	718		50,533	1,930
Interest expense, net	43,433	31,356		111,539	87,263
Income from continuing operations before income tax expense	183,360	176,254		409,895	347,999
Income tax expense	10,570	14,100		28,693	38,307
Income from continuing operations	172,790	162,154	6.6%	381,202	309,692	23.1%
Income from discontinued operations, net of tax	1,068	—		1,068	—
Net income	$173,858	$162,154	7.2%	$382,270	$309,692	23.4%

Earnings per share - basic:
Continuing operations	$0.46	$0.41		$1.00	$0.77
Discontinued operations	—	—		—	—
Net income	$0.46	$0.41	12.2%	$1.00	$0.77	29.9%

Earnings per share - diluted:
Continuing operations	$0.45	$0.40		$0.99	$0.76
Discontinued operations	—	—		—	—
Net income	$0.45	$0.40	12.5%	$0.99	$0.76	30.3%

Weighted average shares outstanding:
Basic	379,368	399,445		382,235	402,011
Diluted	382,558	402,979		385,478	406,363

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Nine Months Ended
	October 1, 2016	October 3, 2015	% Change	October 1, 2016	October 3, 2015	% Change
Segment net sales[1]:
Innerwear	$688,343	$674,854	2.0%	$1,998,293	$2,014,858	(0.8)%
Activewear	510,588	521,461	(2.1)%	1,187,507	1,203,558	(1.3)%
Direct to Consumer	83,966	94,323	(11.0)%	240,219	255,294	(5.9)%
International	478,122	300,400	59.2%	1,026,871	848,282	21.1%
Total net sales	$1,761,019	$1,591,038	10.7%	$4,452,890	$4,321,992	3.0%

Segment operating profit[1]:
Innerwear	$151,147	$142,196	6.3%	$450,566	$460,295	(2.1)%
Activewear	74,575	95,980	(22.3)%	162,960	187,183	(12.9)%
Direct to Consumer	4,341	9,052	(52.0)%	9,618	13,378	(28.1)%
International	61,312	34,200	79.3%	109,184	76,079	43.5%
General corporate expenses/other	(20,436)	(30,313)	(32.6)%	(68,710)	(87,762)	(21.7)%
Acquisition, integration and other action related charges	(42,587)	(42,787)	(0.5)%	(91,651)	(211,981)	(56.8)%
Total operating profit	$228,352	$208,328	9.6%	$571,967	$437,192	30.8%

EBITDA[2]:
Net income from continuing operations	$172,790	$162,154	6.6%	$381,202	$309,692	23.1%
Interest expense, net	43,433	31,356	38.5%	111,539	87,263	27.8%
Income tax expense	10,570	14,100	(25.0)%	28,693	38,307	(25.1)%
Depreciation and amortization	26,888	24,943	7.8%	73,715	75,750	(2.7)%
Total EBITDA	$253,681	$232,553	9.1%	$595,149	$511,012	16.5%

¹
As a result of a shift in management responsibilities, the Company decided in the first quarter of 2016 to move its wholesale e-commerce business, that sells products directly to retailers, from the Direct to Consumer segment to the Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

2	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	October 1, 2016	January 2, 2016
Assets
Cash and cash equivalents	$450,213	$319,169
Trade accounts receivable, net	961,659	680,417
Inventories	2,004,997	1,814,602
Other current assets	120,792	103,679
Current assets of discontinued operations	24,466	—
Total current assets	3,562,127	2,917,867

Property, net	718,999	650,462
Trademarks and other identifiable intangibles, net	1,347,536	700,515
Goodwill	1,142,523	834,315
Deferred tax assets	471,010	445,179
Other noncurrent assets	62,139	49,252
Total assets	$7,304,334	$5,597,590

Liabilities
Accounts payable and accrued liabilities	$1,420,393	$1,133,305
Notes payable	60,646	117,785
Accounts Receivable Securitization Facility	244,074	195,163
Current portion of long-term debt	139,362	57,656
Current liabilities of discontinued operations	8,405	—
Total current liabilities	1,872,880	1,503,909

Long-term debt	3,684,408	2,232,712
Pension and postretirement benefits	317,351	362,266
Other noncurrent liabilities	243,170	222,812
Total liabilities	6,117,809	4,321,699

Equity	1,186,525	1,275,891
Total liabilities and equity	$7,304,334	$5,597,590

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	October 1, 2016	October 3, 2015
Operating Activities:
Net income	$382,270	$309,692
Depreciation and amortization	73,715	75,750
Other noncash items	51,046	10,737
Changes in assets and liabilities, net	(298,740)	(483,333)
Net cash from operating activities	208,291	(87,154)

Investing Activities:
Purchases/sales of property and equipment, net, and other	3,262	(58,521)
Acquisition of businesses, net of cash acquired	(963,127)	(192,829)
Net cash from investing activities	(959,865)	(251,350)

Financing Activities:
Cash dividends paid	(125,798)	(121,713)
Share repurchases	(379,901)	(306,094)
Net borrowings on notes payable, debt and other	1,385,624	814,211
Net cash from financing activities	879,925	386,404
Effect of changes in foreign currency exchange rates on cash	2,693	(3,160)
Change in cash and cash equivalents	131,044	44,740
Cash and cash equivalents at beginning of year	319,169	239,855
Cash and cash equivalents at end of period	$450,213	$284,595

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Gross profit, as reported under GAAP	$649,366	$580,750	$1,663,913	$1,595,206
Acquisition, integration and other action related charges	13,563	7,720	27,732	47,939
Gross profit, as adjusted	$662,929	$588,470	$1,691,645	$1,643,145
As a % of net sales	37.6%	37.0%	38.0%	38.0%

Selling, general and administrative expenses, as reported under GAAP	$421,014	$372,422	$1,091,946	$1,158,014
Acquisition, integration and other action related charges	(29,024)	(35,067)	(63,919)	(164,042)
Selling, general and administrative expenses, as adjusted	$391,990	$337,355	$1,028,027	$993,972
As a % of net sales	22.3%	21.2%	23.1%	23.0%

Operating profit, as reported under GAAP	$228,352	$208,328	$571,967	$437,192
Acquisition, integration and other action related charges included in gross profit	13,563	7,720	27,732	47,939
Acquisition, integration and other action related charges included in SG&A	29,024	35,067	63,919	164,042
Operating profit, as adjusted	$270,939	$251,115	$663,618	$649,173
As a % of net sales	15.4%	15.8%	14.9%	15.0%

Net income from continuing operations, as reported under GAAP	$172,790	$162,154	$381,202	$309,692
Acquisition, integration and other action related charges included in gross profit	13,563	7,720	27,732	47,939
Acquisition, integration and other action related charges included in SG&A	29,024	35,067	63,919	164,042
Debt refinance charges included in other expenses	—	—	47,291	—
Tax effect on actions	(2,017)	(3,423)	(9,726)	(26,715)
Net income from continuing operations, as adjusted	$213,360	$201,518	$510,418	$494,958

Diluted earnings per share from continuing operations, as reported under GAAP	$0.45	$0.40	$0.99	$0.76
Acquisition, integration and other action related charges and debt refinance charges	0.11	0.10	0.34	0.46
Diluted earnings per share from continuing operations, as adjusted	$0.56	$0.50	$1.32	$1.22